As filed with the Securities and Exchange Commission on April 17, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________
Kraton Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	15710 John F. Kennedy Blvd. Suite 300 Houston, Texas 77032 (Address, including Zip Code, of Principal Executive Offices)	20-0411521 (I.R.S. Employer Identification No.)

Kraton Corporation 2019 Equity Inducement Plan
(Full title of the plan)
James L. Simmons
General Counsel
Kraton Corporation
15710 John F. Kennedy Blvd., Suite 300
Houston, Texas 77032
Telephone: (281) 504-4700
(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accoutning standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

_______________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	150,000	$34.67	$ 5,200,500	$630.31
_________________

(1)
This registration statement on Form S-8 (this “Registration Statement”) covers the number of shares of Kraton Corporation, a Delaware corporation (the “Company” or “Registrant”), common stock, $0.01 par value per share (“Common Stock”), stated above and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of additional securities that may be offered or issued pursuant to the Kraton Corporation 2019 Equity Inducement Plan (the “Inducement Plan”), as a result of one or more adjustments under the Inducement Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act based upon the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange on April 11, 2019.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed for the purposes of registering 150,000 shares of Common Stock of the Registrant issuable pursuant to equity awards issuable to eligible individuals pursuant to the Inducement Plan.

PART I
INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I of this Registration Statement will be sent or given to the participants in the Inducement Plan in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act and the introductory note to Part I of the Form S-8. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

(a)	The Company’s Annual Report on Form 10-K (No. 001-34581) for the fiscal year ended December 31, 2018, filed by the Company with the Commission on February 28, 2019.

(b)
The Company’s Current Report on Form 8-K (other than any portion thereof furnished or deemed furnished and not filed shall not be deemed to be incorporated), as filed with the Commission on February 8, 2019.

(c)
The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A (File No. 001-34581), filed by the Company with the Commission under Section 12(b) of the Exchange Act on December 14, 2009, including any amendments or reports filed for the purpose of updating such description.

All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (except that any portions thereof which are furnished and not filed shall not be deemed incorporated), prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such reports.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities
Not applicable.

Item 5.	Interests of Named Experts and Counsel
Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to us. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s bylaws provide for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitation of liability.

In addition, Section 145 of the Delaware General Corporation Law provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145. The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
The Registrant has entered into customary indemnification agreements with its executive officers and directors that provide them, in general, with customary indemnification in connection with their service to the Registrant or on its behalf.

Item 7.	Exemption from Registration Claimed
Not applicable.

Item 8.	Exhibits

The following are filed as exhibits to this Registration Statement:

3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form S-3 filed with the Commission on August 25, 2015).
3.2
Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 14, 2016).

3.3	First Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 14, 2016).
4.1
Specimen Stock Certificate of the Company’s Common Stock, par value $0.01 per share (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 14, 2016).

4.2 *	Kraton Corporation 2019 Equity Inducement Plan.
4.3 *	Form of the Kraton Corporation Restricted Stock Unit Inducement Award Agreement under the Kraton Corporation 2019 Equity Inducement Plan.
4.4 *	Form of the Kraton Corporation Restricted Stock Performance Unit Inducement Award Agreement under the Kraton Corporation 2019 Equity Inducement Plan.
5.1 *	Opinion of Jennie Howard as to the legality of the securities.
23.1 *	Consent of KPMG LLP.
23.2 *	Consent of Jennie Howard (included in Exhibit 5.1).
24.1 *	Power of Attorney (included on signature pages).
* Filed herewith.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 17, 2019.
Kraton Corporation

By:	/s/ Kevin M. Fogarty
Name: Kevin M. Fogarty Title: President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below appoints Kevin M. Fogarty and James L. Simmons, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of Kraton Corporation, to sign any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable Kraton Corporation to comply with the Securities Act of 1933 and to file the same, with all exhibits thereto, and any other documentation in connection therewith, with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 17, 2019.

Signature	Title

/s/ Kevin M. Fogarty	President, Chief Executive Officer and a Director (Principal Executive Officer)
Kevin M. Fogarty

/s/ Chris H. Russell	Vice President and Interim Chief Financial Officer, and Chief Accounting Officer (Principal Financial Officer)
Chris H. Russell

/s/ Shelley J. Bausch	Director
Shelley J. Bausch

/s/ Mark A. Blinn	Director
Mark A. Blinn

/s/ Anna C. Catalano	Director
Anna C. Catalano

/s/ Dominique Fournier	Director
Dominique Fournier

/s/ John J. Gallagher III	Director
John J. Gallagher III

/s/ Barry J. Goldstein	Director
Barry J. Goldstein

/s/ Dan F. Smith	Chairman and Director
Dan F. Smith

/s/ Karen A. Twitchell	Director
Karen A. Twitchell

/s/ Billie I. Williamson	Director
Billie I. Williamson